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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MOSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2309 Bering Drive
San Jose, CA 95131

Dear Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc. (the "Company") to be held December 21, 2017, at 8:30 a.m., at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement.

        It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

First mailed to stockholders
on or about November 30, 2017

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

 MOSYS, INC.
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

        NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc., a Delaware corporation (the "Company"), will be held December 21, 2017, at 8:30 a.m., at the Company's corporate headquarters located at 2309 Bering Drive, San Jose, California 95131, for the following purposes:

          1.     To elect four members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Leonard Perham, Stephen L. Domenik, Daniel Lewis and Daniel J. O'Neil;

          2.     To ratify our Audit Committee's appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

          3.     To hold an advisory vote to approve executive compensation;

          4.     To hold an advisory vote on the frequency of the advisory vote on executive compensation;

          5.     To approve the amendment the 2010 Equity Incentive Plan to increase the number of shares currently reserved for issuance thereunder by 200,000 shares; and

          6.     To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 17, 2017 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

        You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

San Jose, California
November 27, 2017

MOSYS, INC.
2309 Bering Drive
San Jose, California 95131

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131 on December 21, 2017, at 8:30 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the "Company," "MoSys," "we," "us" and similar terms refer to MoSys, Inc.

        If you need directions to the location of the Annual Meeting, please contact us at (408) 418-7500.

        This Proxy Statement and the accompanying proxy card are being mailed on or about November 30, 2017 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

        Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

        Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers' shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        The voting requirements for the proposals that we will consider at the Annual Meeting are:

  •
  Proposal 1—Election of Directors.  Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted "FOR" the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

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  Proposal 2—Ratification of Appointment of BPM LLP as Independent Registered Public Accounting Firm.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

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  Proposal 3—Advisory Vote to Approve Executive Compensation.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will constitute approval of this proposal.

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  Proposal 4—Advisory Vote to Approve Frequency of Vote on Executive Compensation.  This proposal will allow stockholders to indicate their preference for whether the vote in Proposal No. 3 should be held every three years, every two years, or every year, or to abstain from the vote. The option that receives the highest number of votes cast by the holders of a majority of the shares present or represented by proxy and entitled to vote will be considered the preferred frequency. While this is a non-binding, advisory vote, our board of directors and the compensation committee of the board of directors will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders.

  •
  Proposal 5—Amendment of the Amended and Restated 2010 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 200,000 shares.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will constitute approval of this proposal.

        Abstentions and Broker Non-Votes.    Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, only Proposal No. 2 (the ratification of appointment of BPM LLP as our independent registered public accounting firm for the 2017 audit) is a routine matter under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2.

        Broker non-votes are considered present but not entitled to vote. They will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1 and the determination of the frequency of the advisory vote to approve executive compensation under Proposal No. 4. However, an abstention will have the same effect as a vote "against" the ratification of the appointment by the Audit Committee of BPM LLP as our independent registered public accounting firm for the 2017 audit under Proposal No. 2, the approval of executive compensation under Proposal No. 3 and the approval to increase the number of shares of common stock reserved for issuance under the Amended and Restated 2010 Equity Incentive Plan under Proposal 5 because a vote in favor of these proposals from a majority of the shares present in person or by proxy and entitled to vote is needed for approval.

        Special Note Regarding Shares Held in Broker Accounts.    If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1, 3, 4 and 5. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will, as in prior years, have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), and your shares may still be counted for purposes of determining if a quorum is present.

        All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Leonard Perham, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management's recommendations on Proposals Nos. 1, 2, 3, 4 and 5, which are described in detail elsewhere in this Proxy Statement, except with respect to broker non-votes. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

        Only holders of our common stock at the close of business on November 17, 2017, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 8,067,635 shares of common stock outstanding, each with one vote per share.

        The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they my forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $3,500 plus reasonable out-of-pocket expenses. We may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $15,000. Copies of our 2016 Annual Report on Form 10-K filed with the SEC on March 30, 2017 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2016 Annual Report on Form 10-K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Investor Relations.

REVOCABILITY OF PROXIES

        You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our Secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD DECEMBER 21, 2017

        This Proxy Statement, the proxy card and our 2016 Annual Report on Form 10-K are available at www.mosysinc.com/proxy/proxymaterials.html.

 BOARD OF DIRECTORS

Directors

        Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of four directors.. In June 2016, Victor K. Lee declined to stand for re-election at the 2016 Annual Meeting of Stockholders and ceased to be a director of ours. In February 2017, Chi-Ping Hsu resigned from our board of directors, and in April 2017 Tommy Eng also resigned from our board of directors. Our bylaws provide that, upon the resignation of a director, a majority of the directors then in office have the power to fill the resulting vacancy on our board of directors. In September 2017, our board of directors appointed Daniel Lewis and Daniel J. O'Neil to our board of directors to replace the vacancies created by the departures of Messrs. Lee and Hsu. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

        The names of our directors, including four nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Leonard Perham	74	Chief Executive Officer, President and Director
Stephen L. Domenik(1)(2)	64	Director
Daniel Lewis(1)(2)	68	Director
Daniel J. O'Neil(1)	46	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

        The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

        Len Perham.    Mr. Perham was appointed to be our chief executive officer and president and a member of our board of directors in November 2007. Mr. Perham was one of the original investors in MoSys and initially served on our board of directors from 1991 to 1997. In 2000, Mr. Perham retired from Integrated Device Technology, Inc., where he served as chief executive officer from 1991 to 2000 and as president and a board member from 1986. From March 2000 to February 2012, Mr. Perham served as a member of the board of directors of NetLogic Microsystems, Inc., a fabless semiconductor company, including as chairman for a portion of that time. Mr. Perham also has been a private investor holding officer and director positions with various private companies. Mr. Perham holds a B.S. in electrical engineering from Northeastern University. We believe that Mr. Perham's qualifications to serve as a director include his tenure as our chief executive officer and as a member of the board of directors, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, as well as his experience in the semiconductor industry generally.

        Stephen L. Domenik.    Mr. Domenik was appointed to our board of directors in June 2012. Since 1995, Mr. Domenik has been a general partner with Sevin Rosen Funds, a venture capital firm. Mr. Domenik served as interim Chief Executive Officer of Pixelworks, Inc., a semiconductor company, from February to April 2016 and as a member of its board of directors from August 2010 to November 2016. Mr. Domenik served on the board of directors of Meru Networks, Inc., from January 2014, and as its chairman from January 2015, until it was acquired in July 2015. Since December 2013, Mr. Domenik has served on the board of directors of Emcore Corporation. He also served on the board of PLX Technology, Inc. prior to its acquisition by Avago and on the board of directors of NetLogic

Microsystems, Inc. from January 2001 until it was acquired by Broadcom Corporation in February 2012. Mr. Domenik holds a B.S. in Physics and a M.S.E.E. from the University of California at Berkeley. We believe that Mr. Domenik's qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor and software industries and having served on the boards of directors of multiple public semiconductor companies. In addition, he has considerable relevant experience in corporate investments and the strategic development of high-technology companies.

        Daniel Lewis.    Mr. Lewis was appointed to our board of directors in September 2017. He has served as the managing member and an owner of GMS Manufacturing Solution LLC, which provides engineering services to manufacturing companies, since 2013. From 2001 to 2013, Mr. Lewis served as chief executive officer of View Box Group, LLC, which provides management consulting services to small businesses. Prior to 2001, he previously served as vice president of worldwide sales at both Xicor, Inc. and Integrated Device Technology, Inc. Mr. Lewis has also held various sales and technical positions with Accelerant Networks, Inc. Intel Corporation, Zilog, Inc. and Digital Equipment Corporation. Mr. Lewis holds a B.S. in Electrical Engineering from the University of Michigan. We believe that Mr. Lewis's qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. He brings strategic and operational insight to the board of directors.

        Daniel J. O'Neil.    Mr. O'Neil was appointed to our board of directors in September 2017. He has served as a partner at Acme Strategy, LLC, a provider of strategic consulting and advisory services, which he founded, since 2010. From 2008 to 2010, Mr. O'Neil served as an investment banker at Signal Hill Capital Group LLC. Prior to 2008, he held business development and investment banking positions at Energy Services Group, Deutsche Bank AG and BT Alex. Brown. Mr. O'Neil holds an AB from Harvard College and an MBA from the Stanford University Graduate School of Business. We believe that Mr. O'Neil's qualifications to serve on the board of directors include his extensive business experience and expertise in corporate finance and strategy, including experience gained both as an investment banker and corporate executive focused on the semiconductor and electronics industries. He also brings to our board extensive knowledge of the semiconductor industry, along with deep experience in transactional processes, mergers and acquisitions, and deal financing for a wide range of transactions.

 CORPORATE GOVERNANCE

Director Independence

        Our board of directors has determined that each of the current directors, with the exception of Mr. Perham, is "independent," as defined by the listing rules of the NASDAQ Stock Market, or NASDAQ, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the NASDAQ listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

        Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

        Messrs. O'Neil, Domenik and Lewis are the current members of the Audit Committee. All are independent as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. O'Neil serves as the chairman and has been designated by the board of directors as the "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however.

Compensation Committee

        Messrs. Domenik and Lewis are the current members of the Compensation Committee, with Mr. Domenik serving as the chairman.

        The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Nominations Process

        We do not have a nominating committee. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

        All of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee's independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. We applied these criteria for identifying the two directors recently added to our board of directors. We were pleased to find these two qualified candidates willing to serve on our board of directors. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

        Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2018 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this proxy statement under the heading "Stockholder Proposals for 2018 Annual Meeting." The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

  •
  The stockholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

  •
  The stockholder's reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

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  The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

  •
  A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

  •
  Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee.

        The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

        Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with Mr. Perham to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Mr. Perham, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

        The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management's monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board

        Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 2309 Bering Drive, San Jose, California 95131. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

        We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Perham, who is also our president and chief executive officer, attended the 2016 Annual Meeting of Stockholders.

Meetings of the Board and Committees

        During 2016 there were ten meetings of the board of directors, five meetings of the Audit Committee and three meetings of the Compensation Committee. Each director attended 100% of the total number of meetings of the board of directors, except that Mr. Eng did not attend one meeting. The Audit Committee and Compensation Committee members attended 100% of the respective committee meetings. The board of directors also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Compensation Committee Interlocks and Insider Participation

        During 2016, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Domenik and Lewis, the current Compensation Committee members, and Mr. Hsu, who resigned from our board of directors in February 2017 and served on the Compensation Committee during 2016 until his resignation, were not officers or employees of ours during 2016 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2016 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2016.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

        The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

 DIRECTOR COMPENSATION

        The information presented below has been modified to reflect the impact of a 1-for-10 reverse stock split effected February 16, 2017.

        The following table summarizes the compensation we paid to our non-employee directors in 2016:

Name	Option Awards ($)(1)(2)	Total ($)
Tommy Eng(3)	4,996	4,996
Chi-Ping Hsu(4)	4,996	4,996
Stephen L. Domenik	9,992	9,992
Victor K. Lee(5)	9,992	9,992

(1)
Option award amounts reflect the aggregate grant date fair value with respect to stock options granted to the non-employee directors, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the audited consolidated financial statements included in our 2016 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors. Option award amounts consist of: options granted to Mr. Eng and Dr. Hsu on July 22, 2016 to purchase 2,000 shares each and options granted to Mr. Domenik on July 22, 2016, to purchase 4,000 shares.

(2)
As of December 31, 2016, our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Tommy Eng, 12,000; Chi-Ping Hsu, 12,000; and Stephen L. Domenik, 30,000.

(3)
Mr. Eng resigned from our board of directors in April 2017.

(4)
Mr. Hsu resigned from our board of directors in February 2017.

(5)
Mr. Lee ceased to be a director in June 2016.

        Our Amended and Restated 2010 Equity Incentive Plan (the "Equity Plan") permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non-employee director, to be covered by annual option grants or other awards for each year of service on our board. The awards are to be granted at the first regular meeting of the board of directors following the date of each annual meeting of stockholders and vest in full on the first anniversary of the grant date, subject to continuous service during the period. The Equity Plan also provides that each non-employee director shall be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board of directors, vesting over a four-year period at the rate of one fourth of the total number of shares each year, subject to the non-employee director's continuous service on the board, with the exercise price of the award equal to 100% of the fair market value of a share of common stock on the date that he becomes a director. We did not elect any new directors in 2016. The Equity Plan also provides that each non-employee director shall be granted an award to purchase up to 20,000 shares for his or her role as chairperson of the Compensation and Audit Committees. The Equity Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board. The board of directors did not exercise this discretion in 2016. The exercise price per share under each option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is the NASDAQ Capital Market, or the Nasdaq CM. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to

100% of the unvested shares subject to the award. All awards to directors have a term of not longer than six years.

        In 2016, members of our board of directors did not receive any cash compensation for their service as directors. Historically, our basic annual service award to a director has been an option to purchase 2,000 shares of common stock. In 2016, the board of directors once again determined that this was an appropriate grant size. On July 22, 2016, we granted options to purchase 2,000 shares to each of Messrs. Eng, Hsu and Domenik at an exercise price of $5.30 per share. These options vest in full on the first anniversary of the date of grant. Mr. Domenik, as the chairman of the Compensation Committee was granted an additional option to purchase 2,000 shares for his service in this capacity.

 EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

        The information presented below has been modified to reflect the impact of a 1-for-10 reverse stock split effected February 16, 2017.

Overview of Compensation Program

        The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of equity awards to the named executive officers.

        The compensation received by our named executive officers in fiscal year 2016 is set forth in the Summary Compensation Table, below. For 2016, the named executive officers included Leonard Perham, President and Chief Executive Officer, James Sullivan, Vice President of Finance and Chief Financial Officer, Thomas Riordan, Chief Operating Officer, and John Monson, Vice President of Marketing and Sales.

Compensation Philosophy

        In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive's contribution to our financial and operational success, the executive's personal performance and increases in stockholder value as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

        We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

  •
  supply high-value and high-quality integrated circuit solutions to our customer base;

  •
  achieve or exceed our annual financial plan and be profitable;

  •
  make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

  •
  increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

        The chief executive officer (CEO) makes recommendations based on guidelines for equity and non-equity compensation for executives that have been approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO's recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

        Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  equity awards.

        In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long-term compensation consisting of stock options and restricted stock units (RSUs) focuses recipients on the achievement of our longer-term goals and conserves cash for other operating expenses. For example, the RSUs granted to our executives in 2016 vest in increments over three years and will fully vest in 2019, and the stock options and RSUs granted to our non-executive employees vest in increments over three to four years from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules helps to align our employees' interests even more closely with those of our long-term investors.

Base Salary

        Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive's scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive's base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2016. No changes to executive officers' base salaries occurred in 2016.

Annual Incentive Compensation

        On April 26, 2016, the Compensation Committee implemented a bonus plan for Messrs. Sullivan and Monson providing for bonuses of 26% and 5%, respectively, of their base salary. The Compensation Committee determined that these bonuses were warranted based on the executives' performance and increases in the cost of living, as the executives would not receive any salary increases in 2016. These bonuses were paid in full during 2016 and 2017.

        In addition, during 2016, Mr. Monson was eligible for payments totaling $60,000 under a sales incentive plan because of his responsibility for managing our sales efforts. Under this incentive plan, Mr. Monson was awarded additional compensation of $48,000 for his service in 2016.

Equity Awards

        Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Our Amended and Restated 2010 Equity

Incentive Plan (the Equity Plan) enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the Equity Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

  •
  upon the hiring of key executives and other personnel;

  •
  annually, when we review progress against corporate and personal goals; and

  •
  when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

        With the Compensation Committee's approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to option grants held by existing executives, the percentage that such grant represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

        Typically, when we hire an executive, the options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with annual performance reviews typically vest over a four-year period at the rate of 1/48th of the shares monthly, and RSUs granted typically vest annually over a period of from three-to-five years, as the Compensation Committee may decide. As matters of policy and practice we grant stock options with an exercise price equal to fair market value, although the Equity Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq Capital Market, or Nasdaq CM, on the grant date.

        Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first quarter of each fiscal year. Our CEO conducts the performance review of all other executives, and makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO's annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

        In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive's current position with and responsibilities to us, and current and past equity awards to the executive. In July 2016, in connection with Mr. Perham's review of the executives' annual performance, upon the recommendation of Mr. Perham, the Compensation Committee approved awards of restricted stock units for 10,000 shares of common stock to each of Messrs. Sullivan and Riordan and 6,000 shares to Mr. Monson. Those grants were consistent with our practice of awarding annual refresh equity awards to our executives after considering each executive's outstanding awards and the percentage that total equity awards held by each executive represent as a percentage of our total shares outstanding, in light of our annual performance.

Stock Option Exchange

        In July 2016, we initiated a one-time option exchange program pursuant to which employees (excluding our chief executive officer and non-employees, including members of our board of directors) who held certain options to purchase shares of the Company's common stock (such options, eligible options) were given the opportunity to exchange such eligible options for a lesser number of replacement options with a lower exercise price. For the named executive officers, eligible option shares represented stock options granted prior to July 1, 2013. Upon the expiration of the option exchange program on August 23, 2016, all of our named executive officers tendered their eligible options and received new options at a rate of 1 replacement option share for every 1.75 option shares tendered. The replacement options have an exercise price of $7.20 per share and vest monthly over three years and have a 10-year term.

        While only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives, the board of directors has authorized the CEO to approve option grants to employees at the senior director level and below for the purchase of not more than 100,000 shares by any employee during any calendar year. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the Nasdaq CM on the date of grant.

        Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees' performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

        Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay

        In 2014, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 95% of the shares that voted on such matter voting in favor of the proposal. At the Annual Meeting our stockholders will again be provided an opportunity to provide feedback on our executive compensation, as further described in Proposal No. 3 below.

        In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2016 executive compensation. The Compensation Committee will consider the results of the current advisory vote in its compensation policies and decisions.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our Annual Report on Form 10-K for the year ended December 31, 2016. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Compensation Committee of the Board of Directors:
Stephen L. Domenik (Chairman)

 SUMMARY COMPENSATION TABLE

        The following table sets forth compensation information for fiscal years 2016, 2015 and 2014 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)(2)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Leonard Perham	2016	150,000	—	—	—		150,000
Chief Executive Officer & President	2015	150,000	164,400	—	—		314,400
	2014	150,000	—	—	—		150,000
James Sullivan	2016	234,990	63,114	53,000	55,876	(3)	406,980
Chief Financial Officer &	2015	234,990	59,748	—	—		294,738
Vice President of Finance	2014	209,625	—	138,600	—		348,225
Thomas Riordan(4)	2016	160,000	156,960	53,000	—		369,960
Chief Operating Officer &	2015	160,000	99,580	—	—		259,580
Executive Vice President	2014	160,000	—	—	—		160,000
John Monson(5)	2016	225,750	71,701	31,800	48,000	(5)
Vice President of Marketing & Sales					5,644	(3)	382,895
	2015	225,750	59,748	—	51,000	(5)	336,498
	2014	215,000	—	92,400	37,500	(5)	344,900

(1)
Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2016 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)
As discussed below under Stock Option Exchange, in August 2016, each of the named executive officers, except Mr. Perham, tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. No other stock option awards were granted to the named executive officers in 2016.

(3)
Earned as bonuses in 2016.

(4)
Mr. Riordan resigned his employment with us in April 2017.

(5)
Mr. Monson became our vice president of marketing in February 2012. In early 2014, he assumed, on a permanent basis, additional responsibilities for our sales and business development activities and became our vice president of marketing and sales. Mr. Monson earned the amounts listed for him in the non-equity incentive plan compensation column for performance pursuant to a sales incentive plan.

 GRANTS OF PLAN-BASED AWARDS

        The following table provides information on plan-based awards granted in 2016 to each of the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
James Sullivan	7/22/16	10,000	—	—	$53,000
James Sullivan	8/23/16	—	15,785	$7.20	$63,114
Tom Riordan(5)	7/22/16	10,000	—	—	$53,000
Tom Riordan(5)	8/23/16	—	45,714	$7.20	$156,960
John Monson	7/22/16	6,000	—	—	$31,800
John Monson	8/23/16	—	12,851	$7.20	$71,701

(1)
Represents restricted stock units granted pursuant to the Equity Plan.

(2)
As discussed above under Stock Option Exchange, officers tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered.

(3)
Each option was granted at an exercise price equal to the fair market value of our common stock on the grant date which was equal to the closing price of our common stock on the Nasdaq CM on the date of grant.

(4)
Award amounts shown reflects the aggregate grant date fair value for financial statement reporting purposes, as determined pursuant to FASB ASC Topic 718, which utilizes certain assumptions as outlined in the notes to the audited consolidated financial statements included in our 2016 Annual Report on Form 10-K.

(5)
Mr. Riordan resigned his employment with us in April 2017.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Leonard Perham	20,000	(2)	—	—	35.40	11/1/17	—		—
	9,675	(3)	325	—	44.60	6/6/23	—		—
	23,958	(4)	1,042	—	20.50	3/30/25	—		—
James Sullivan	—		—	—	—	—	1,200	(5)	2,760	(6)
	2,875	(7)	3,125	—	20.50	3/30/25	—		—
	—		—	—	—	—	10,000	(8)	23,000	(6)
	1,753	(9)	14,032	—	7.20	8/23/26	—		—
Thomas Riordan(10)	4,792	(4)	5,208		20.50	3/30/25	—		—
	—		—	—	—	—	10,000	(8)	23,000	(6)
	5,080	(9)	40,634	—	7.20	8/23/26	—		—
John Monson	—		—	—	—	—	800	(5)	1,840	(6)
	2,875	(7)	3,125	—	20.50	3/30/25	—		—
	—		—	—	—	—	6,000	(8)	13,800	(6)
	1,428	(9)	11,423	—	7.20	8/23/26	—		—

(1)
The standard option term is generally six to ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant of ours.

(2)
The stock option was granted on November 1, 2011, and the shares subject to this option vested monthly over 24 months.

(3)
The stock option was granted on June 6, 2013, and the shares subject to this option vest monthly such that 1,700, 4,500, 2,500, 975, and 325 shares vest during each fiscal year ending December 31, 2013, 2014, 2015, 2016, and 2017, respectively, subject to continued employment (or service as a director or consultant).

(4)
The stock option was granted on March 30, 2015, and the shares subject to this option vest monthly over 24 months subject to continued employment (or service as a director or consultant).

(5)
The shares subject to each restricted stock unit grant vest annually over a four-year period commencing on February 18, 2014 subject to continued employment (or service as a director or consultant).

(6)
The amount is calculated using the Company's closing price of $2.30 per share of common stock on December 31, 2016.

(7)
The stock option was granted on March 30, 2015, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(8)
The shares subject to each restricted stock unit grant vest annually over a three-year period commencing on March 1, 2017 subject to continued employment (or service as a director or consultant).

(9)
As discussed above under Stock Option Exchange, officers tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. Upon expiration of the stock option exchange, the stock option was granted on August 23, 2016, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(10)
Mr. Riordan resigned his employment with us in April 2017.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
James Sullivan	—	—	933	6,306
John Monson	—	—	400	2,760

(1)
The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on the Nasdaq CM at the date of vesting, multiplied by the total number of shares vested.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

        On April 26, 2016, our Compensation Committee adopted our Executive Change-in-Control and Severance Policy (the "Policy"). The benefits provided by the Policy are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a "Change-in-Control," which is generally defined as:

  •
  an acquisition of 45% or more of our common stock or voting securities by any "person" as defined under the Exchange Act; or

  •
  consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a "Business Combination") other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

        Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officers, upon a Change-in-Control combined with a termination of the named executive officer's employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

  •
  any base salary earned but not yet paid through the date of termination;

  •
  any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

  •
  any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

  •
  any other compensation or benefits, including without limitation any benefits under long-term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan;

  •
  reimbursement of any business expenses incurred by him through the date of termination but not yet paid;

  •
  reimbursement of the cost of continuation of medical benefits for a period of 12 months; and

  •
  acceleration of vesting of then-outstanding stock options and RSUs which are subject solely to time-based vesting.

        Under the Policy, "cause" means the executive's:

  •
  willful failure to attend to the executive's duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

  •
  material breach of the executive's then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

  •
  conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or

  •
  misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive's Employment, Confidential Information, Invention Assignment and Arbitration Agreement; and

        Under the Policy, "good reason" means the occurrence of any of the following conditions without the executive's consent, but only if such condition is reported by the executive within 90 days of the executive's knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

  •
  a material reduction in the executive's then-current base salary or annual target bonus (expressed as a percentage of Executive's then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company's executive management;

  •
  a material reduction in the executive's then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

  •
  a material reduction in the executive's responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

  •
  a material reduction in the responsibilities of the executive's direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

  •
  a material breach by us of any material provision of the executive's then-current employment agreement (if any);

  •
  a requirement that the executive relocate to a location more than 35 miles from the executive's then-current office location, unless such office relocation results in the distance between the new office and Executive's home being closer or equal to the distance between the prior office and the executive's home;

  •
  a failure of a successor or transferee to assume our obligations under this Policy; or

  •
  a failure to nominate the executive for election as a Board director, if, at the proper time for nomination, the executive is a member of the board of directors

        The information below describes the severance benefits payable to our named executive officers under the Policy as if the Policy had been in effect and a Change-in-Control occurred on December 31, 2016, and the employment of each of our named executive officers was terminated without cause, except as set forth below, immediately following the Change-in-Control:

Name	Base Salary($)(1)	Incentive Plan($)(2)	Continuation of Benefits($)(3)	Stock Option Vesting($)(4)	Stock Award Vesting($)(5)	Total($)
Leonard Perham(6)	150,000	—	30,932	—	—	180,932
James Sullivan	234,990	18,625	9,731	—	25,760	270,481
Thomas Riordan(7)	160,000	—	724	—	23,000	183,724
John Monson	225,750	47,381	33,667	—	15,640	320,557

(1)
Represents cash severance payments based on the executive's salary at December 31, 2016, in an amount equal to one year of his base salary.

(2)
Represents the average of executive's annual performance and sales incentive payments in the preceding three years.

(3)
Represents the aggregate amount of all premiums payable for the continuation of the executive's health benefits for one year, based on the amounts of such premiums at December 31, 2016.

(4)
The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq CM of $2.30 on December 31, 2016 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)
The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of the common stock on the Nasdaq CM of $2.30 on December 31, 2016.

(6)
The benefits payable to Mr. Perham would be realized immediately upon the Change-in-Control, notwithstanding whether his employment was terminated.

(7)
Mr. Riordan resigned his employment with us in April 2017.

        If a Change-in-Control occurred on December 31, 2016, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2016:

Name	Number of Accelerated Option and Award Shares
Leonard Perham	1,367
James Sullivan	28,357
Thomas Riordan	55,842
John Monson	21,348

Employment Agreements

        In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

        We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 31, 2017 concerning the ownership of our common stock by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

  •
  each of our directors;

  •
  each of the named executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of October 31, 2017 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 8,067,635 shares of common stock outstanding as of October 31, 2017.

        Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95135.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)		Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)		Percent of Class
Ingalls & Snyder LLC	563,300	(3)	578,855	(4)	7.0
1325 Avenue of the Americas
New York, NY 10019
Directors and Officers:
Leonard Perham	175,364		—		2.2
Stephen L. Domenik	—		—		*
Daniel Lewis	—		—		*
Daniel J. O'Neil	—		—		*
James Sullivan	3,738		11,515		*
John Monson	1,991		10,211		*
All current directors and executive officers as a group (6 persons)	181,093		21,726		2.2

*
Represents holdings of less than one percent.

(1)
Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of October 31, 2017.

(2)
Represents the number of shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of October 31, 2017.

(3)
In a Form 13F filed with the SEC on October 20, 2017, Ingalls & Snyder LLC (Ingalls) reported that it had shared dispositive power over all shares, but no voting authority with respect to any such shares. These shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

(4)
The beneficial ownership of Ingalls includes shares of common stock issuable upon conversion of $5,209,700 par amount of our 10% senior secured convertible notes due August 15, 2018, which are held by Ingalls & Snyder Value Partners, an investment partnership managed under an investment advisory contract with Ingalls, and for which Ingalls & Snyder Value Partners would have voting and dispositive power if such shares were converted. The individual at Ingalls with dispositive power or voting power with respect to the shares included in the table is Thomas O. Boucher, Managing Director.

TRANSACTIONS WITH RELATED PERSONS

        As previously reported on a Form 8-K filed with the SEC on March 14, 2016, we entered into a 10% Senior Secured Convertible Note Purchase Agreement (the Purchase Agreement) with Ingalls with respect to $8,000,000 principal amount of 10% Senior Secured Convertible Notes due August 15, 2018 (the Notes), at par, in a private placement transaction effected pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the Offering). The conversion price of the Notes is $0.90 per share and is subject to adjustment upon certain events, as set forth in the Purchase Agreement. Pursuant to a security agreement entered into by the Company, the Notes are secured by a security interest in all of the assets of the Company.

        The Notes bear interest at the annual rate of 10%. Accrued interest is payable semi-annually in cash or in kind through the issuance of identical new Notes, or with a combination of the two, at the Company's option. The Notes are noncallable and nonredeemable by the Company. The Notes are redeemable at the election of the holders if the Company experiences a fundamental change (as defined in the Notes), which generally would occur in the event (i) any person acquires beneficial ownership of shares of common stock of the Company entitling such person to exercise at least 40% of the total voting power of all of the shares of capital stock of the Company entitled to vote generally in elections of directors, (ii) an acquisition of the Company by another person through a merger or consolidation, or the sale, transfer or lease of all or substantially all of the Company's assets, or (iii) the Company's current directors cease to constitute a majority of the board of directors of the Company within a 12-month period, disregarding for this purpose any director who voluntarily resigns as a director or dies while serving as a director. The redemption price is 120% of the principal amount of the Note to be repurchased plus accrued and unpaid interest as of the redemption date.

        In August 2016, the first semi-annual interest payment was made in-kind with the issue of an additional note (Interest Note) to Ingalls. The Interest Note has a principal amount of approximately $336,000, and has terms identical to the Notes. In February 2017, we made an additional payment in-kind of interest on the notes and the interest note for the period from August 2016 to February 15, 2017 with the issue of an additional note to Ingalls (Interest Note 2). Interest Note 2 has a principal amount of approximately $420,000, and has terms identical to the Notes and the Interest Note. In August 2017, we made an additional payment in-kind of interest on the Notes, the Interest Note and the Interest Note 2 for the period from February 2017 to August 15, 2017 with the issue of an additional note to Ingalls (Interest Note 3). Interest Note 3 has a principal amount of approximately $434,000, and has terms identical to the Notes, Interest Note and Interest Note 2.

 AUDIT COMMITTEE REPORT

        The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee's responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

        The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

        During the fiscal year ended December 31, 2016, Messrs. Lee, Eng and Domenik served on the Audit Committee and are considered independent as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Mr. Lee served on the Audit Committee from January 1, 2016 until June 24, 2016, as he declined to stand for re-election at the 2016 Annual Meeting of Stockholders. Mr. Eng served on the Audit Committee during the entire 2016 fiscal year until his resignation from our board of directors in April 2017.

        The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2016 with management and BPM LLP, or BPM, our independent registered public accounting firm. The Audit Committee discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees," as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM's independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit-related services by BPM is compatible with maintaining the auditors' independence.

        Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2016 be included in its Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:
Stephen L. Domenik

 PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, four directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

        Set forth below, and above under "BOARD OF DIRECTORS—Directors," is information regarding the four nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Leonard Perham	Chief Executive Officer, President and Director	2007
Stephen L. Domenik	Director	2012
Daniel Lewis	Director	2017
Daniel J. O'Neil	Director	2017

        Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

        Our Board of Directors recommends a Vote "FOR" the Election of All of the Above Nominees.

 PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2017

        We are asking stockholders to ratify and approve the appointment of BPM LLP, or BPM, as our independent registered public accounting firm for the year ending December 31, 2017. BPM has been our independent registered public accounting firm since 2007.

        The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

	2016	2015
Audit Fees(1)	$255	$316
Audit-Related Fees(2)	2	53

Total(3)	$257	$369

(1)
Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, including the audit of our internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consisted of fees related to the issuance of SEC registration statements and sale of common stock.

(3)
BPM did not provide any non-audit or other services other than those reported under "Audit Fees" and "Audit-Related Fees."

        For fiscal 2016 and 2015, 100% of the audit and audit-related services provided to us by BPM were pre-approved by the Audit Committee in accordance with the guidelines described above.

        In the event the stockholders fail to ratify and approve the Audit Committee's appointment of BPM, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders' best interests.

        Representatives of BPM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the proposal to ratify the Audit Committee's appointment of BPM LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.

 PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act and SEC Rule 14a-21.

        This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Our stockholders supported a three-year frequency for this advisory vote at our 2011 Annual Meeting of Stockholders. As such, the board of directors has determined that the Company will hold a non-binding advisory vote on the compensation of our named executive officers once every three years. At the 2017 Annual Meeting, stockholders will again be asked to recommend a frequency for this advisory vote, as described in Proposal No. 4 below.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the Compensation Discussion and Analysis and the accompanying compensation tables beginning on page 12 of this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in 2016. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

        We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this Proxy Statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Required Vote

        The advisory vote to approve executive compensation, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement, requires the affirmative vote of a majority of the shares present and voting at the 2017 Annual Meeting in person or by proxy. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted "FOR" approval.

        Our Board of Directors recommends a vote "FOR" this proposal.

 PROPOSAL NO. 4:
ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE
COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed in accordance with the rules of the SEC, such as Proposal No. 3 above. At our 2011 Annual Meeting of Stockholders, our stockholders supported a three-year frequency for this advisory vote. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation once every one, two or three years.

        The board of directors recommends a vote once every three years. A three-year cycle provides the Compensation Committee sufficient time to measure long-term performance, thoughtfully evaluate and respond to stockholder input and effectively implement desired changes to the compensation program. Moreover, there is an inherent delay between implementation of changes and their presentation in the proxy statement. Under SEC rules, decisions made for 2016 compensation are not reported until 2017. A three-year cycle will provide investors sufficient time to evaluate the effectiveness of the Company's performance and compensation strategies.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes cast will be the preferred frequency selected by stockholders for the advisory vote on executive compensation. However, because this vote is advisory, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. The frequency of advisory vote on executive compensation preferred by stockholders is not binding on the Company, the Compensation Committee or the board of directors, which may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders.

        Our Board of Directors recommends that the stockholders select the option of having stockholders provide an advisory vote on the compensation of named executive officers once every THREE YEARS.

 PROPOSAL NO. 5:
APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE THEREUNDER BY 200,000 SHARES

        At the Annual Meeting, we will request that our stockholders approve an amendment to the 2010 Equity Incentive Plan to increase the number of shares reserved for issuance by 200,000 shares of common stock. In May 2010, our board of directors adopted, and, in June 2010, our stockholders subsequently approved, our 2010 Plan, which included an initial reserve of 400,000 shares, plus an automatic annual increase of 50,000 shares on January 1 of each year in which the 2010 Plan is in effect. To date, an additional 350,000 shares of common stock have been added to the plan through these annual increases. In June 2014, our stockholders approved an increase to the share reserve of 150,000 shares. As of October 31, 2017, under the 2010 Plan, we had 689,975 shares of common stock subject to existing stock-based compensation awards and 25,144 shares currently available for issuance with respect to awards (plus any shares that might in the future be returned to the 2010 Plan as a result of cancellation, expiration or forfeit of outstanding awards), until the next automatic annual increase on January 1, 2018. The 689,975 shares subject to existing awards represented approximately 9% of our shares of common stock outstanding and 8% of our fully diluted shares outstanding, which we have calculated as the sum of (1) total shares of common stock outstanding and (2) shares of common stock subject to existing stock-based compensation awards The additional 200,000 shares under the 2010 Plan that we are requesting represent only 2.5% of common stock outstanding and 2.2% of the fully diluted number of shares of common stock. We explain below how we intend to use the additional 200,000 shares, if approved by our stockholders. All figures for reserved shares and shares subject to outstanding awards presented in this section have been adjusted to reflect the 1-for-10 reverse stock split effected in February 2017.

        The challenges our business has faced and the substantial doubt about our ability to continue as a going concern have made it very challenging for us to attract new non-employee directors. Nasdaq and SEC regulations require that a majority of the directors on our board of directors and on the Audit Committee and Compensation Committee be independent, non-employee directors, as defined by each entity. To maintain our listing on the Nasdaq CM, we were required to fill the vacancies on our board of directors and add two independent, non-employee directors. Given the challenges our business has and continues to face and the substantial doubt about our ability to continue as a going concern, it was extremely difficult for us to recruit qualified candidates.

        Historically, we have relied solely on stock options to incentivize and compensate our non-employee directors. In October 2017, our board of directors authorized annual cash retainer fees of up to $33,000 for our non-employee directors to further compensate them for their service on our board of directors and, as applicable, for service as a committee chairperson. We believe implementing the retainer fees was necessary to allow us to attract qualified director candidates and was more representative of how other small public companies compensate their directors. In addition, to these retainer fees, we believe it is essential to offer meaningful equity awards as an incentive for service by our non-employee directors.

        In September 2017, our board of directors appointed Messrs. Lewis and O'Neil as non-employee directors, and communicated its intention to grant stock options for 100,000 shares to each new director to induce them to join our board of directors. At that time, we did not have adequate shares available under the 2010 Plan to grant the full 100,000 shares for each grant. In October 2017, Mr. Perham, our chief executive officer and president and a director, and Mr. Domenik, a director, each voluntarily agreed to surrender all of their outstanding equity awards, all of which were stock options, to make additional shares available for the awards to Messrs. Lewis and O'Neil. Mr. Perham forfeited 55,000 stock option award shares, and Mr. Domenik forfeited 28,000 stock option award shares. Even with the forfeitures by

Messrs. Perham and Domenik of all of their outstanding equity awards, we lacked a sufficient number of shares to award the full 100,000 share stock option grants to each of Messrs. Lewis and O'Neil. In October 2017, subsequent to the forfeitures by Messrs. Perham and Domenik, we granted each of Mr. Lewis and Mr. O'Neil a stock option to purchase 80,000 shares. These awards were granted with an exercise price equal to the fair value on the date of grant, and vest annually over three years subject to continued service as a director. If the stockholders approve the requested increase of 200,000 shares, we intend to use 40,000 of these shares to grant additional stock option grants for 20,000 shares to each of Messrs. Lewis and O'Neil. Consistent with grants made in October 2017, the new stock options will be granted with an exercise price equal to the fair value on the date of grant, and will vest over three years subject to continued service as a director with vesting commencing on the date of appointment to the Board.

        In addition to equity awards upon initial appointment or election to our board of directors, under the 2010 Plan, each director is entitled to an equity award for annual service on our board of directors. The annual service award is granted at the first meeting of the board of directors held after each annual meeting. Historically, we have granted stock option awards to each director with additional option awards for service as the chairperson of our Audit Committee and Compensation Committee. In October 2017, to further incent our non-employee directors, the Board authorized an annual service award of 20,000 shares of restricted stock units (RSUs) for each director with no additional awards for service as a committee chairperson. Currently, we do not have adequate shares available under the 2010 Plan to make these annual service awards in February 2018, when we expect to hold the next meeting of the board of directors after the Annual Meeting. If the stockholders approve the requested increase of 200,000 shares, we intend to use 60,000 of these shares to grant RSU awards for 20,000 shares to each of Messrs. Domenik, Lewis and O'Neil for the annual service equity grants to our non-employee directors. In total, we intend to use 100,000 of the additional requested 200,000 shares for awards to our non-employee directors. We expect to use the remaining 100,000 shares for future awards to our non-employee directors and to our employees in connection with our 2018 performance review process.

        We recognize the need to balance stockholder concerns over the potentially dilutive effects of the increased number of authorized shares under the 2010 Plan with our ability to attract, motivate, reward and retain our employees and non-employee directors, who are critical to driving our business plan and increasing stockholder value. We believe the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. We are managing our equity awards closely, and intend to continue doing so. If the increase to the share reserve is approved, we do expect to request our stockholders to approve additional increases to the share reserve in the future, as even with the current proposed increase our total shares available under outstanding awards and the reserve will only represent 9.5% of our total shares outstanding.

        Stockholder approval of our request for additional shares under Proposal No. 5 is necessary to authorize a sufficient number of shares under the 2010 Plan to allow us to continue to motivate, reward and retain the services of our non-employee directors and personnel. If this increase is not approved, the 2010 Plan will remain in effect with its current terms and conditions but without the additional shares we consider necessary for our continued competitiveness, and it may make it difficult for us to retain our non-employee directors. Our board of directors and management, therefore, recommend that stockholders approve the amendment to our 2010 Plan.

Summary of the Amended and Restated 2010 Equity Incentive Plan

        The 2010 Plan was adopted by our board of directors in May 2010 and was approved by our stockholders in June 2010. In June 2014, our stockholders approved an increase in the number of shares reserved for issuance by an additional 150,000 shares. The principal features of the 2010 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2010 Plan itself.

        Administration.    The 2010 Plan is administered by the Compensation Committee. Subject to the provisions of the 2010 Plan, the Compensation Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee has complete authority to interpret the 2010 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2010 Plan.

        Eligibility.    Awards may be granted to any employee of or consultant to us or our affiliates or to non-employee members of the board of directors or of any board of directors (or similar governing authority) of any affiliate of ours. As of October 31, 2017, we had 24 employees and three non-employee directors who would be eligible to participate in the 2010 Plan.

        Term of 2010 Plan.    Unless the 2010 Plan is terminated earlier by the board of directors, awards may be made under the 2010 Plan until the tenth anniversary of its adoption by the board of directors, or May 24, 2020.

        Shares Subject to the 2010 Plan.    The shares issued or to be issued under the 2010 Plan are authorized but unissued shares of our common stock. The current maximum number of shares of common stock which may be issued or made subject to awards under the 2010 Plan is 689,975, plus an annual increase of 50,000 shares on January 1 during each of 2018, 2019 and 2020. If this proposal is approved by our stockholders, a total of 850,000 shares will have been reserved for issuance pursuant to the 2010 Plan, and an aggregate of 225,144 shares of our common stock will be immediately available for issuance under awards, prior to the above-described awards to non-employee directors. The maximum number of shares that may be subject to awards granted to any one person in any one calendar year is 1,000,000 shares.

        Types of Awards.    Awards under the 2010 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and performance units, qualified performance-based awards and stock grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or RSUs. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

  •
  Nonstatutory stock options and incentive stock options (together, "Stock Options") are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to us (or attestation of ownership) of shares of common stock , net exercise, or through and under the terms and conditions of any formal cashless exercise program authorized by us.

    Incentive stock options may be granted only to eligible employees of us or any parent or subsidiary corporation of ours and must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of ours). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% stockholder). Nonstatutory stock options must have an exercise price of not less than 100% of the fair market value of the our common stock on the date of grant and the term of any nonstatutory stock option may not exceed 10 years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock

    (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

  •
  Stock appreciation rights, or SARs, are rights to receive (without any payment required) cash, property or other forms of payment, or any combination thereof, as determined by the Compensation Committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 50% of the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.

  •
  Awards of restricted stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of restricted stock will include the right to any dividends on the shares pending vesting (or forfeiture), although any such dividends would be subject to the same risks of forfeiture as the corresponding shares, unless the Compensation Committee otherwise determines.

  •
  Awards of RSUs and performance units are grants of rights to receive either shares of common stock (in the case of RSUs) or the appreciation over a base value (as specified by the Compensation Committee) of a number of shares of common stock (in the case of performance stock units) subject to satisfaction of service or performance requirements established by the Compensation Committee in connection with the award. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent to any dividends on the shares covered by the award, but any such dividends would be paid only if and when the award vests.

  •
  Qualified performance-based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Section 162(m) of the Code limits our federal income tax deduction for compensation to certain specified senior executives to $1 million dollars, but excludes from that limit "performance- based compensation." Qualified performance-based awards may be in the form restricted stock, RSUs or performance units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

• cash flow	• earnings per share (including, without limitation, earnings before interest, taxes, depreciation and/or amortization)
• stock price growth	• return on equity
• stockholder returns	• return on capital (including without limitation return on total capital or return on invested capital)
• return on investment	• return on assets or net assets
• market capitalization	• economic value added
• sales or net sales	• revenue
• income, pre-tax income or net income	• operating income or pre-tax profit
• operating profit or net operating profit	• gross margin, operating margin or profit margin
• return on operating revenue or operating assets	• cash flow from operations
• operating ratio	• operating revenue
• backlog	• general and administrative expenses
• debt leverage (debt to capital)	• customer service
• market share improvement
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  No payment or other amount will be available to a recipient of a qualified performance-based award except upon the Compensation Committee's determination that particular goal or goals established by the Compensation Committee for the criteria (from among those specified above) selected by the Compensation Committee have been satisfied.

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  A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to the success of MoSys or our affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Committee deems appropriate.

        Director Awards.    The 2010 Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 shares each year for each non-employee director, to be covered by annual option grants or other awards to our non-employee directors for each year of service on our board. The shares would vest in full at the end of the 12- month period following a director's election to the board at the annual meeting, corresponding to a full year of service. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2010 Plan further authorizes the grant of an award to purchase up to 120,000 shares to each non-employee director upon his or her initial appointment or election to our board. The shares covered by these awards vest over a four-year period at the rate of one-fourth of the total number of shares each year, subject to the non-employee director's continuous service on the board. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. All awards to directors will have a term of not longer than 6 years. The 2010 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board.

        Effect of Termination of Employment or Association.    Unless the Compensation Committee determines otherwise in connection with any particular award under the 2010 Plan, Stock Options and

SARs will generally terminate six months following the recipient's termination of employment or other association with us due to death or disability and 90 days following the recipient's termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

        Transferability.    In general, no award under the 2010 Plan may be transferred by the recipient, and during the life of the recipient, all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Compensation Committee may approve the transfer, without consideration, of an award of a nonstatutory option or restricted stock to a family member.

        Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding shares of common stock through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock, our board of directors will make an appropriate adjustment to the following: (i) the maximum numbers and kinds of shares subject to the 2010 Plan and the 2010 Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.

        Fundamental Transaction, Liquidation or Dissolution.    In the event that we (1) merge or consolidate with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sell or exchange all of our common stock for cash, securities or other property, (3) sell, transfer or otherwise dispose of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions or (4) undertake a liquidation or dissolution (each, a "Corporate Transaction"), our Compensation Committee may take any one or more of the following actions with respect to all or any portion of our outstanding awards (other than qualified performance-based awards):

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  provide for their assumption, or the issuance of substantially equivalent awards in substitution therefore, by the acquiring or succeeding entity;

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  provide for the termination of any or all outstanding awards (and the forfeit or repurchase, as applicable, of any shares subject to such awards) to the extent unvested (and unexercised, in the case of Stock Options and SARs) immediately prior to the consummation of the Corporate Transaction;

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  provide for partial or complete acceleration of vesting of the unvested portions of any outstanding awards, such that Stock Options and SARs become exercisable, and risks of forfeiture applicable to RSUs and restricted stock lapse, in whole or in part prior to or upon consummation of the Corporate Transaction;

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  in the case of Stock Options and SARs, provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares subject to a Stock Option or SAR (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares subject to the Stock Option or SAR, in exchange for the termination of such Stock Option or SAR; and/or

  •
  in the case of Stock Options and SARs, provide that, in connection with a liquidation or dissolution of the Company, Stock Options and SARs shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

        In addition, our Compensation Committee may take any one or more of the following actions with respect to all or any portion of our outstanding qualified performance-based awards in the event of a Corporate Transaction:

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  provide for the termination of any or all qualified performance-based awards immediately prior to the consummation of the Corporate Transaction without payment; and/or

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  provide that all outstanding awards of restricted stock and RSUs conditioned on the achievement of performance goals or other business objectives and the target payout opportunities attainable under any or all performance units will be deemed to have been satisfied as to all, none or a pro rata number of shares covered by the award based on the assumed achievement of all relevant performance goals or other business objectives and the length of time that has elapsed within the performance period before the consummation of the Corporate Transaction, but only to the extent that such treatment would not interfere with the qualification of the award under Section 162(m) of the Code.

        Amendments to the 2010 Plan.    The board of directors may amend or modify the 2010 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification; provided, however, that the board of directors may not, without the approval of stockholders, reprice outstanding awards.

        Summary of Tax Consequences.    The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2010 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on March 31, 2014. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2010 Plan. Participants in the 2010 Plan should consult their own tax advisors as to the tax consequences of participation.

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  Nonstatutory Stock Options.  Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

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  Incentive Stock Options.  Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

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  Restricted Stock.  A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an "83(b) election." If the participant makes an 83(b)

    election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

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  Stock Appreciation Rights.  A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

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  Restricted Stock Units, Performance Units and Stock Grants.  A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2010 Plan.

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  Potential Deferred Compensation.  For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2010 Plan will be considered "deferred compensation" as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of our common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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  Section 162(m) Limitations on the Company's Tax Deduction.  In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2010 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as "performance- based" is not subject to this limitation, however. The 2010 Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby resulting in continued federal income tax deductions in connection with such awards. However, there is no requirement for the Compensation Committee to grant awards in a manner that will qualify as performance-based compensation, and there is no guarantee that amounts will qualify as performance-based compensation and be exempt from the $1 million deduction limitation under Section 162(m). Restricted stock units subject to time-based vesting will not qualify as performance-based under Section 162(m).

        New Plan Benefits.    If the proposed amendment to the 2010 Plan is approved by our stockholders, in the future, our Compensation Committee will have available additional shares of our common stock for awards under the 2010 Plan to eligible participants, including to our officers and directors. The benefits or amounts that will be received under the 2010 Plan by or allocated to each of (1) the named executive officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group are not determinable.

        The proposal to approve the amendment of the 2010 Plan will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

        Our Board of Directors recommends a Vote "FOR" approval of the amendment of the Amended and Restated 2010 Equity Incentive Plan to increase the number of shares currently reserved for issuance by an additional 200,000 shares.

 STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        Deadline for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8. To be considered for inclusion in our proxy statement relating to the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received a reasonable time prior to the date of the 2018 Annual Meeting of Stockholders following public announcement of the date thereof. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

        Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting. To be timely for the 2018 Annual Meeting of Stockholders, a stockholder's notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

        In addition, the proxy solicited by the board of directors for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting, and (2) any proposal made in accordance with the bylaw provisions, if the 2018 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

 OTHER MATTERS

        Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

San Jose, California
November 27, 2017

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below:  TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3, 5 and 6 and “THREE YEARS” for Item 4.   1. Election of directors: 01 Stephen L. Domenik 02 Daniel Lewis 03 Daniel J. O’Neil 04 Leonard Perham Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) Please fold here – Do not separate 2. The ratification of the appointment of BPM LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.   3 Years   2 Years     For Against Abstain 3. Advisory vote (nonbinding) to approve 2016 executive compensation. For  Against Abstain   4. Executive compensation frequency proposal. 1 Year Abstain 5. Approval of the amendment of the 2010 Equity Incentive Plan to increase the available share reserve by 200,000 shares.   For Against Abstain 6. To act upon all other business that may properly come before the Annual Meeting of Stockholders, including any adjournment of the Annual Meeting.    For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE, FIVE AND SIX AND THREE YEARS FOR PROPOSAL FOUR. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS AND VOTE ON ANY OTHER MATTERS REFERRED TO IN SEC RULE 14a-4 THAT MAY PROPERLY COME BEFORE THE MEETING. Date Signature(s) in Box Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent.

MoSys, Inc. 2017 ANNUAL MEETING OF STOCKHOLDERS Thursday, December 21, 2017 8:30 A.M. Corporate Headquarters 2309 Bering Drive San Jose, CA 95135 MoSys, Inc. 3301 Olcott Street Santa Clara, CA 95054 proxy This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc. The undersigned, revoking any proxy previously given, hereby appoints Mr. Leonard Perham and Mr. James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2017 Annual Meeting of Stockholders of MoSys, Inc. on December 21, 2017, and any adjournment of the Annual Meeting. You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted "FOR ALL NOMINEES" for Proposal 1, and "FOR" Proposal 2, Proposal 3, Proposal 5 and Proposal 6 and “THREE YEARS” for Proposal 4. The proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE; OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE, AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/mosy Use the Internet to vote your proxy until 11:59 p.m. (CT) on December 20, 2017. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on December 20, 2017. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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MOSYS, INC. NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SOLICITATION AND VOTING PROCEDURES
REVOCABILITY OF PROXIES
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD DECEMBER 21, 2017
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 5: APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE THEREUNDER BY 200,000 SHARES
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
OTHER MATTERS